UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

FOREST LABORATORIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FOREST LABORATORIES FILED INVESTOR PRESENTATION

Recommends Shareholders Vote the WHITE Proxy Card FOR ALL Forest Nominees

NEW YORK, July 27, 2012 – Forest Laboratories, Inc. (NYSE: FRX) (“Forest”) announced that it has filed a presentation with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting of Shareholders to be held on August 15, 2012. The presentation was posted to www.FRX2012annualmeeting.com and the SEC’s website, www.sec.gov, on July 26, 2012.

The presentation filed yesterday outlines important facts for shareholders to consider in connection with the upcoming director elections at the Annual Meeting, such as:

•

Forest projects $6 billion in annual revenues by fiscal year 2018. The Company expects that this revenue growth, combined with substantial operating leverage, will enable the Company to generate pre-tax margins of approximately 28% by fiscal year 2018.

•

Forest has consistently exceeded its annual revenue and earnings guidance. Seven of ten sell-side analysts project that Forest’s revenue in fiscal year 2018 will exceed fiscal year 2012 levels; Forest generally achieves or exceeds analyst expectations for product revenue.

•

The Company creates significant operating leverage by cross-promoting multiple products to primary care physicians (PCPs), who are an increasingly important part of the healthcare landscape due to recently passed federal legislation. Forest’s deep franchises in therapeutic areas commonly treated by PCPs create additional operating leverage.

•

Forest’s data-driven, targeted marketing approach drives sales force productivity. The Company’s product growth prospects, operating leverage and increased productivity drive expanding margins on products. Forest’s SG&A expenditure is appropriate for a company with multiple recently launched products and the business model generates higher sales per employee versus peers.

•

Forest’s share price performed better than its peer group in the three years prior to the loss of exclusivity of Lexapro; in fact, sell side analysts’ median share price target has increased 21.3% in the last two years. We believe that the Company’s premium P/E multiple demonstrates investor confidence in future earnings potential, management and the Board of Directors.

•

Forest has a demonstrated extensive commercial expertise, a track record for investing capital in successful products and a commitment to delivering value to shareholders. The Company’s use of capital in acquisitions has been validated by a progression of successfully launched products. Over the last 20 years, Forest has generated total shareholder return of 775% and returned $5.1 billion of capital to shareholders through share repurchases.

•	Bereft of any real, concrete ideas, Icahn offers only vague promises to “evaluate” this and “review” that. In contrast, Forest has a real plan to deliver value.

Forest urges shareholders to vote the WHITE card they have received from Forest and to vote “FOR ALL” 10 of Forest’s nominees to its Board of Directors. Shareholders can vote by telephone, Internet or by signing, dating and returning the Company’s WHITE proxy card. Forest urges shareholders NOT to sign any proxy card sent to them by the Icahn Group. Even a withhold vote for Icahn’s nominees on Mr. Icahn’s gold proxy card will cancel any previous proxy submitted by shareholders that voted “FOR ALL” the Company’s nominees.

Forward-Looking Information

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting. Forest Laboratories has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2012 Annual Meeting. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

frxproxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

About Forest Laboratories

Forest Laboratories’ (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective, respiratory, gastrointestinal and pain management medicine. Forest’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.

Investor Contact:

Frank J. Murdolo

Vice President—Investor Relations, Forest Laboratories, Inc.

1-212-224-6714

media.relations@frx.com

Media Contacts:

Sard Verbinnen & Co

Hugh Burns/Renee Soto/Lesley Bogdanow

1-212-687-8080

Additional Investor Contacts:

MacKenzie Partners

Dan Burch

1-212-929-5748

Charlie Koons

1-212-929-5708

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